                                                                 EXHIBIT 99.1

[A C S LOGO]                                                     NEWS RELEASE
-------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                     ANALYSTS CONTACT:

                                                   Mark A. King
Corporate Communications                           Executive Vice President and
Affiliated Computer Services, Inc.                 Chief Financial Officer
(214) 841-8011                                     (214) 841-8007

                          AFFILIATED COMPUTER SERVICES
                    TO ACQUIRE PROFESSIONAL SERVICES COMPANY


DALLAS, TEXAS - December 8, 1997 -- Affiliated Computer Services, Inc. (NYSE:
AFA) announced today that it has signed a definitive agreement for Technical Directions, Inc. (ACS' wholly owned subsidiary) to acquire a leading information technology professional services company (the "Company"). The definitive agreement is subject to certain conditions, including regulatory approval, and is expected to close in late December 1997 or January 1998. Confidentiality agreements prohibit the disclosure of the identity of the Company prior to regulatory approval.

The Company recorded annual revenue in excess of $48 million, based upon the 12 months ending October 31, 1997, and provides technical staff augmentation, project management, Year 2000 consulting, systems development services, and end-user performance support, training and documentation solutions to several Fortune 500 and 1000 clients.

ACS will pay approximately $52 million for all of the Company's common stock. In addition, approximately $10 million will be used to retire certain preferred and debt instruments. This acquisition will be funded from ACS' existing credit facility and is expected to be accretive to earnings.

"The acquisition will give us an impressive client list and adds an experienced management team with years of experience in information technology staffing services. In addition, once this acquisition is completed, ACS, together with its proposed acquisition of Computer Data Systems, Inc., which is expected to close later this month, will employ over 2,500 systems and applications programmers," said Jeff Rich, ACS President and Chief Operating Officer. John Hammerbeck, President of Technical Directions, Inc., said, "This acquisition is a great business fit, meets our key acquisition criteria, and expands our geographic coverage while providing consolidation opportunities in three markets."


                                    --MORE-

AFFILIATED COMPUTER SERVICES TO ACQUIRE TECHNOLOGY CONSULTING COMPANY     PAGE 2


Affiliated Computer Services, Inc., based in Dallas, Texas, and with offices throughout the United States, and in Europe and Mexico, provides information technology services and electronic commerce solutions. ACS provides a full range of information technology services including business process outsourcing, data processing outsourcing, image management solutions and information systems programming services. ACS' Class A common stock trades on the New York Stock Exchange under the symbol "AFA".

Statements about ACS' outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside ACS' control, that could cause actual results to differ materially from such statements. While ACS believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, especially the timing and magnitude of technological advances; the performance of recently acquired businesses; the prospects for future acquisitions; the possibility that a current customer could be acquired or otherwise affected by a future event that would diminish their information technology requirements; the competition in the information technology industry and the impact of such competition on pricing, revenues and margins; the degree to which business entities continue to outsource information technology and business processes; uncertainties surrounding budget reductions or changes in funding priorities or existing government programs and the cost of attracting and retaining highly skilled personnel. These factors, when applicable, are discussed in ACS' filings with the Securities and Exchange Commission, including the most recent Form 10-K, a copy of which may be obtained from ACS without charge. ACS disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, or otherwise.

                                     - END -